Exhibit 99.2

2016 4Q / FULL-YEAR PERFORMANCE

HERSHEY UNWRAPPED



2016 PERFORMANCE SUMMARY

$7.44 BILLION

NET SALES
Increased 1.4% year-over-year in constant currency

$3.34
REPORTED EPS—DILUTED
44% INCREASE

$4.41
ADJUSTED EPS—DILUTED
7% INCREASE

2017 OUTLOOK
- 2–3% Expected Net Sales Increase
- 7–9% Expected Adjusted EPS–Diluted Increase

QUOTE

"As we exited 2016, we gained momentum – **INCREASED SALES, SHARE AND PROFITABILITY**. We are well positioned for 2017 with strong programming to **DELIVER GROWTH AND EXPAND MARGINS**."

– MICHELE BUCK, CHIEF OPERATING OFFICER, THE HERSHEY COMPANY

2016 4Q PERFORMANCE SUMMARY

$1.97 BILLION
NET SALES
Increased 3.7% year-over-year in constant currency

$0.55
REPORTED EPS—DILUTED
47.1% DECREASE

$1.17
ADJUSTED EPS—DILUTED
8.3% INCREASE

NORTH AMERICA
+3.8% NET SALES INCREASE*

INTERNATIONAL & OTHER
+2.7% NET SALES INCREASE*

*In constant currency

INSIGHTS INTO ACTIONS

Insight	Action
A LONGER EASTER SEASON leaves more time for egg hunts, baskets and candy dishes	Expand *Hershey's Kisses* Carrot Cake at retail; drive *Reese's* and *Cadbury* sales
Consumers want **INDULGENT, MULTI-TEXTURAL SNACKS**	Accelerate *Hershey's Cookie Layer Crunch* Bars and launch *Crunchers*
***REESE'S* NCAA MARCH MADNESS FANS** have high brand usage and loyalty	Activate 360° March Madness promotion with merchandising and ads

LOOKING AHEAD

REIGNITE CORE CONFECTION
Innovative new products and activations to drive category growth

EXPAND U.S. SNACKING BUSINESS
Expansion through channels, category development and product innovation

BUILD CAPABILITIES AND LEVERAGE TECHNOLOGY
Use technology, data and analytics for commercial advantage

MARGIN FOR GROWTH
Reallocate resources to expand margins and fuel growth

4Q PERFORMANCE DRIVERS

- Halloween and Holiday share gain
- *Reese's* and *Kit Kat* news and variety
- *Hershey's Cookie Layer Crunch* Bars innovation
- Cost optimization

FOR MORE INFORMATION

FINANCIAL CONTACT **MARK POGHARIAN** MPOGHARIAN@HERSHEYS.COM
MEDIA CONTACT **JENNIFER SNIDERMAN** JSNIDERMAN@HERSHEYS.COM

We present both GAAP and non-GAAP financial measures as we believe doing so provides additional information to investors to facilitate the comparison of past and present operations. See our 4Q earnings press release for additional information and a reconciliation of GAAP and non-GAAP measures.